Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
Francis J. Leto, EVP
610-581-4730
J. Duncan Smith, CFO
610-526-2466

The Bryn Mawr Trust Company to Acquire Deposits, Loans and a Branch from First Bank of Delaware

BRYN MAWR, Pa., May 2, 2012, - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced that the Bank has entered into a definitive agreement to acquire certain consumer and business deposit and loan accounts, along with a branch location, from the First Bank of Delaware.

The purchase is expected to increase both the Bank’s loans and deposits by approximately $100 million. Ted Peters, Chairman and CEO, commented, “The Delaware market is very attractive to us, and this transaction will allow us to quickly establish a Bank branch as well as a critical mass of loans and deposits. The branch, located along heavily traveled Wilmington Pike, will help to increase our brand awareness in the market. We expect that our other Delaware businesses, The Bryn Mawr Trust Company of Delaware and Lau Associates LLC, both located in Greenville, Delaware, to benefit from the brand awareness this transaction will bring.”

First Bank of Delaware is a state-chartered bank serving the needs of individuals and businesses throughout the state of Delaware.

The deposits and loans will be acquired for cash, and the transaction is expected to close in the fourth quarter of 2012, subject to certain conditions and regulatory approvals. For a more complete description of the transaction please review our filings with the Securities and Exchange Commission (the “SEC”), which will be available on our website (www.bmtc.com).

CONFERENCE CALL

The Corporation will hold a conference call at 8:30 a.m. EDT on Thursday, May 3, 2012. Interested parties may participate by calling 1-877-317-6789, conference number 10013798. A taped replay of the conference call will be available within one hour after the conclusion of the call and will remain available through May 14, 2012. The number to call for the taped replay is 1-877-344-7529 and the Replay Passcode is 10013798.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation or by calling Aaron Strenkoski, Vice President – Finance/Investor Relations at 610-581-4822.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include, but are not limited to, financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project”, “are optimistic”, “are looking”, “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

3